As filed with the Securities and Exchange Commission on January 19, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENVIVA INC.
(Exact name of registrant as specified in its charter)
Delaware	46-4097730
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
7272 Wisconsin Ave, Suite 1800
Bethesda, MD 20814
(301) 657-5560
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jason E. Paral
7272 Wisconsin Ave, Suite 1800
Bethesda, MD 20814
(301) 657-5560
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
E. Ramey Layne
Jessica Lewis
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Tel: (713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering by Enviva Inc.:
Common Stock, par value $0.001 per share
Preferred Stock, par value $0.001 per share
Total Primary	(1)	(1)	(1)	(2)
Secondary Offering by the Selling Stockholders:
Common Stock, par value $0.001 per share(3)	29,701,188	(4)	$2,195,808,829 (5)	$197,389.60 (6)
Total (Primary and Secondary)	29,701,188	(4)	$2,195,808,829 (5)	$197,389.60 (6)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. This Registration Statement on Form S-3 (this “Registration Statement”) also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, the preferred stock registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the preferred stock registered hereunder.

(2)
In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fee for all securities that may be offered in a primary offering by the registrant.

(3)
A registration fee of $6,161.88 for 13,586,375 common units held by certain of the selling stockholders was previously paid in connection with the filing of a registration statement on Form S-3 (File No. 333-232247) on June 21, 2019 (the “Prior Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, such previously paid registration fee is being used to offset the total registration fee due hereunder. Pursuant to Rule 415(a)(6) of the Securities Act, the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(4)
With respect to the offering of shares common stock by the selling stockholders, the proposed maximum offering price per common share will be determined from time to time in connection with, and at the time of, sale by the holder of such securities.

(5)
Pursuant to Rule 457(c) of the Securities Act, the registration fee is calculated on the basis of the average of the high and low sale prices of our common stock on January 14, 2022, as reported on the New York Stock Exchange.

(6)
Calculated pursuant to Rule 457(c) of the Securities Act.

STATEMENT PURSUANT TO RULE 429
Pursuant to Rule 429 under the Securities Act, the prospectus that is a part of this Registration Statement is a combined prospectus that relates to and will be used in connection with (i) the offer and sale by the registrant of an indeterminate amount of its securities and (ii) the offer and resale by the selling stockholders named herein of 29,701,188 shares of the registrant’s common stock, which includes 13,586,375 shares of the registrant’s common stock registered by the Prior Registration Statement, that, to the registrant’s knowledge, have not been sold or otherwise disposed of by the selling securityholders named therein. Accordingly, the combined prospectus relates to (i) the potential offer and sale by the registrant of an indeterminate amount of its securities and (ii) the potential offer and resale by the selling stockholders named in this registration statement of up to 29,701,188 shares of the registrant’s common stock.

Explanatory Note
This Registration Statement relates to the registration of (i) shares of common stock and preferred stock of Enviva Inc. and (ii) shares of common stock of Enviva Inc. that may be sold in one or more secondary offerings by the selling stockholders. This Registration Statement carries forward an aggregate of 13,586,375 shares of common stock previously registered by us for offer and sale by certain selling stockholders pursuant to the Prior Registration Statement that have not yet been sold by the selling stockholders named therein.
Effective at 9:31 a.m., Eastern Time, on December 31, 2021, Enviva Partners, LP (the “Partnership”) converted from a Delaware limited partnership to a Delaware corporation (the “Conversion”) named “Enviva Inc.” (the “Company”), the registrant hereunder, pursuant to a Plan of Conversion and the filing of a Certificate of Conversion (the “Certificate of Conversion”) and a Certificate of Incorporation of the Company (the “Charter”) with the Secretary of State of the State of Delaware. Upon the consummation of the Conversion, each common unit representing a limited partner interest in the Partnership issued and outstanding immediately prior to the Conversion was converted into one share of common stock of the Company, par value $0.001 per share (our “common stock”). Accordingly, pursuant to Rule 429 under the Securities Act, the prospectus that is a part of this Registration Statement (including supplements to such prospectus) is a combined prospectus that relates to and will be used in connection with (i) the primary offering by the Company of an indeterminate number of shares of common stock newly registered by this Registration Statement and (ii) the secondary offering or resale by the selling stockholders named herein of 29,701,188 shares of common stock of the Company received by the selling stockholders in connection with the Conversion.
The prospectus contained in this Registration Statement incorporates by reference all documents filed by the Partnership under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will incorporate by reference all documents filed by the Company under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act following the date of this Registration Statement. All documents filed by the Partnership under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act before the effective time of the Conversion and incorporated by reference in this Registration Statement will not reflect the change in our name, type of legal entity, capital stock, or U.S. federal income tax classification, among other things. With respect to such information, or any other information contained or incorporated by reference in this Registration Statement that is modified by information subsequently incorporated by reference in this Registration Statement, the statement or information previously contained or incorporated by reference in this Registration Statement or the Prior Registration Statement shall also be deemed modified or superseded to (i) reflect changes as a result of the Conversion to our name, type of legal entity, capital stock, U.S. federal income tax classification or otherwise or (ii) delete such statement or information to the extent it is no longer applicable at the time of incorporation as a direct or indirect result of the Conversion.

PROSPECTUS
Enviva Inc.
Common Stock
Preferred Stock
and
29,701,188 Shares of Common Stock Offered by the Selling Stockholders
We may offer, from time to time, in one or more series, the following securities under this prospectus:
•
shares of our common stock; and

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shares of preferred stock, par value $0.001 per share (our “preferred stock”).

In addition, the selling stockholders may from time to time, in one or more offerings, offer and sell up to 29,701,188 shares of our common stock. All 29,701,188 of these shares of our common stock have been previously issued and are currently outstanding. We will not receive any proceeds from the sale of the shares of common stock owned by the selling stockholders. For a more detailed discussion of the selling stockholders, please read “Selling Stockholders” on page 20.
We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities and the general manner in which we or the selling stockholders will offer the securities. The specific terms of any securities we or the selling stockholders offer may be included in a supplement to this prospectus. A prospectus supplement may also describe the specific manner in which we or the selling stockholders will offer the securities.
Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “EVA.”
You should carefully read this prospectus and any prospectus supplement before you invest. You should also read the documents we refer to in the “Where You Can Find More Information” section of this prospectus for information on us and our financial statements.
Investing in our securities involves risks. You should carefully consider each of the risk factors described under “Risk Factors” beginning on page 6 of this prospectus and in any applicable prospectus supplement and in the documents incorporated herein before you make an investment in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 19, 2022.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. In addition, the selling stockholders may over time, in one or more offerings, offer and sell up to 29,701,188 shares of our common stock. The selling stockholders may sell their shares of our common stock through any means described below under the heading “Plan of Distribution.”
This prospectus provides you with a general description of Enviva Inc. and the securities that are registered hereunder that may be offered by us or the selling stockholders. Any prospectus supplement may also add to, update, or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.
This prospectus does not cover the issuance of any shares of our common stock by us to the selling stockholders, and we will not receive any of the proceeds from any sale of shares of common stock by the selling stockholders. Except for underwriting discounts and selling commissions, if any, transfer taxes, if any, and the fees and expenses of their own counsel, if any, which are to be paid by the selling stockholders, we have agreed to pay the expenses incurred in connection with the registration of the shares of common stock owned by the selling stockholders covered by this prospectus.
A prospectus supplement may include additional risk factors or other special considerations applicable to those securities and may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.
Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information.” You are urged to read this prospectus and any accompanying prospectus supplements relating to the securities offered to you, together with the additional information described under the heading “Where You Can Find More Information,” carefully before investing in our securities.
ABOUT ENVIVA INC.
Enviva Inc. constructs and develops fully contracted wood pellet production plants where it aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets. Enviva sells a significant majority of its wood pellets through long-term, take-or-pay off-take contracts with creditworthy customers in the United Kingdom, the European Union, and Japan. Enviva owns and operates 10 plants with a combined production capacity of approximately 6.2 million metric tons per year in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi. In addition, Enviva exports wood pellets through its marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.
On December 31, 2021, Enviva converted from a Delaware limited partnership to a Delaware corporation by filing the Certificate of Conversion and the Charter with the Secretary of State of the State of Delaware. At the effective time of the Conversion, the common units representing limited partner interests in Enviva Partners, LP were each exchanged for one share of common stock in Enviva Inc. Immediately following the Conversion, the previous holders of such common units owned 100% of Enviva Inc. common stock. As a result of an entity classification election filed in connection with the Conversion, Enviva Inc. became classified as a corporation for U.S. federal income tax purposes beginning on December 29, 2021.
For purposes of this prospectus, references to “Enviva Inc.,” “Enviva,” “the Company,” “we,” “us,” or “our” refer Enviva Partners, LP prior to the Conversion and the resulting corporation, Enviva Inc., from and after the Conversion.

For additional information about the Company, please read the documents listed under “Incorporation by Reference.”
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov.
Our common stock is listed and traded on the NYSE under the symbol “EVA.”
We also make available free of charge on our website at www.envivabiomass.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website, other than the documents listed below, is not incorporated by reference into this prospectus.
INCORPORATION BY REFERENCE
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that (i) the information in this prospectus is current as of any date other than the date on the front page of this prospectus or (ii) any information we have incorporated by reference in this prospectus is current as of any date other than the date of the document incorporated by reference.
We incorporate by reference the documents listed below and any documents subsequently filed with the SEC by Enviva Inc. (including documents filed by Enviva Partners, LP prior to the Conversion) pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, (excluding any information furnished and not filed with the SEC pursuant to Item 2.02 or 7.01 on any Current Report on Form 8-K, or corresponding information furnished under Item 9.01 or included as an exhibit) until all offerings under this shelf registration statement are completed, including all such documents we may file with the SEC after the date on which the registration statement that includes this prospectus was initially filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 25, 2021;

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our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, as filed with the SEC on April 29, 2021, July 29, 2021, and November 4, 2021, respectively;

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our Current Reports on Form 8-K filed on January 29, 2021, February 11, 2021, February 24, 2021, March 1, 2021, March 15, 2021, March 19, 2021, April 13, 2021, April 20, 2021, April 29, 2021, May 10, 2021, June 8, 2021, July 1, 2021, July 29, 2021, August 2, 2021, September 3, 2021, October 15, 2021, October 18, 2021, November 4, 2021, November 5, 2021, December 17, 2021, December 20, 2021, December 23, 2021, and January 3, 2022;

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our Definitive Proxy Statement on Schedule 14A filed on November 22, 2021 (other than those portions of such Proxy Statement not deemed to be “filed” with the SEC); and

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the description of our common stock contained in our Registration Statement on Form 8-A, as amended by Amendment No. 1 to our Registration Statement on Form 8-A filed with the SEC on January 3, 2022.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or telephone number:
Enviva Inc.
Attention: Investor Relations
7272 Wisconsin Ave, Suite 1800
Bethesda, MD 20814
(301) 657-5560

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
Certain statements and information in this prospectus may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Although management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include those described under the “Risk Factors” section of this prospectus and those set forth in any documents incorporated by reference into this prospectus, and the following factors, among others:
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the volume and quality of products that we are able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at our wood pellet production plants or deep water marine terminals;

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the prices at which we are able to sell our products;

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our ability to successfully negotiate, complete and integrate acquisitions, including the associated contracts, or to realize the anticipated benefits of such acquisitions;

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failure of our customers, vendors, and shipping partners to pay or perform their contractual obligations to us;

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our inability to successfully execute our project development, expansion, and construction activities on time and within budget;

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the creditworthiness of our contract counterparties;

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the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by our suppliers;

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changes in the price and availability of natural gas, coal, or other sources of energy;

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changes in prevailing economic and market conditions;

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unanticipated ground, grade, or water conditions;

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inclement or hazardous environmental conditions, including extreme precipitation, temperatures, and flooding;

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fires, explosions, or other accidents;

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changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry or power, heat or combined heat and power generators;

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changes in domestic and foreign tax laws and regulations affecting the taxation of our business and investors;

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changes in the regulatory treatment of biomass in core and emerging markets;

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our inability to acquire or maintain necessary permits or rights for our production, transportation, or terminaling operations;

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changes in the price and availability of transportation;

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changes in the foreign currency exchange or interest rates, and the failure of our hedging arrangements to effectively reduce our exposure to the risks related thereto;

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risks related to our indebtedness, including the levels and maturity date of such indebtedness;

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our failure to maintain effective quality control systems at our wood pellet production plants and deep water marine terminals, which could lead to the rejection of our products by our customers;

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changes in the quality specifications for our products that are required by our customers;

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labor disputes, unionization, or similar collective actions;

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our inability to hire, train, or retain qualified personnel to manage and operate our business and newly acquired assets;

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the possibility of cyber and malware attacks;

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our inability to borrow funds and access capital markets;

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viral contagions or pandemic diseases, such as COVID-19;

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the Company’s operating and financial performance and prospects and the trading price of our common stock;

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the Company’s dividend policy and the level of any dividends declared by the Company;

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quarterly variations in the rate of growth of the Company’s financial indicators, such as net income and revenues;

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changes in estimates of the Company’s revenue or earnings or publication of research reports relating to the Company by analysts;

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speculation by the press or investment community relating to the Company;

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purchases or sales of our common stock by our Stockholders (as defined below);

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changes in accounting standards, policies, guidance, interpretations, or principles; and

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domestic and international economic, legal and regulatory factors related to the Company’s performance.

Please read the risks and other cautionary statements described in our Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on February 25, 2021, and our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on November 22, 2021, and the risk factors included herein. All forward-looking statements in this prospectus are expressly qualified in their entirety by the foregoing cautionary statements.
Readers are cautioned not to place undue reliance on forward-looking statements and we undertake no obligation to update or revise any such statements after the date they are made, whether as a result of new information, future events, or otherwise.

RISK FACTORS
Before you invest in our securities, you should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those in our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, our Current Report on Form 8-K filed on October 15, 2021, and our Definitive Proxy Statement filed on November 22, 2021, in evaluating an investment in our securities.
Our business could also be affected by additional risks not currently known to us or that we currently deem to be immaterial. If any of the risks discussed in the incorporated documents were actually to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to those securities in the prospectus supplement.
In connection with the Conversion, we became classified as a corporation for U.S. federal and applicable state, local, and non-U.S. tax purposes. As a result, the tax risks and considerations related to owning common units representing limited partnership interests in Enviva Partners, LP will no longer be relevant to purchasers of our common stock.
In connection with the Conversion, we became classified as a corporation for U.S. federal income tax purposes. As a result, the tax risks and considerations related to owning common units representing limited partnership interests in Enviva Partners, LP are no longer relevant to new investors. Certain of the tax consequences of owning our common stock are discussed herein under the section entitled “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” and in the applicable sections of our Definitive Proxy Statement filed on November 22, 2021. Prospective investors in our common stock should consult with their own tax advisors regarding the application of the U.S. federal income tax laws (including any potential future changes thereto) to their particular situations and the applicability and effect of any other tax laws, including U.S. federal estate and gift tax laws and any state, local, or non-U.S. tax laws and treaties.

USE OF PROCEEDS
Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include debt repayment, future acquisitions, capital expenditures, and additions to working capital.
Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement.
We will not receive any of the proceeds from the sale of shares of common stock owned by the selling stockholders, which may be sold from time to time by the selling stockholders.

DESCRIPTION OF ENVIVA INC.’S CAPITAL STOCK
Authorized Capital Stock of the Company
The authorized capital stock of the Company will consist of 700,000,000 shares of capital stock consisting of 600,000,000 shares of common stock and 100,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
Except as provided by law or in a preferred stock designation, holders of common stock of the Company (“Stockholders”) are entitled to one vote for each share held of record on all matters submitted to a vote of the Stockholders, have the right to vote for the election of directors and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, Stockholders are entitled to receive ratably such dividends (payable in cash, stock, or other property), if any, as may be declared from time to time by the board of directors of the Company (the “Board”) out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The Stockholders do not have preemptive or preferential rights to acquire or subscribe for any shares of common stock. In the event of any liquidation, dissolution, or winding-up of the Company’s affairs, Stockholders are entitled to share ratably in the Company’s assets that are remaining for distribution to its Stockholders and after liquidation payments to holders of outstanding shares of preferred stock, if any. As of January 14, 2022, there are 61,137,744 shares of common stock outstanding.
Preferred Stock
The Charter authorizes the Board, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more series of preferred stock, par value $0.001 per share, covering up to an aggregate of 100,000,000 shares of preferred stock. Each series of preferred stock will cover the number of shares and will have the powers, preferences, privileges, rights, qualifications, limitations, and restrictions determined by the Board, which may include, among others, dividend rights, liquidation preferences, voting rights, whether subject to retirement or sinking funds, conversion rights, preemptive rights, and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.
Provisions of Enviva Inc.’s Certificate of Incorporation and Bylaws
Among other things, the Charter, and the bylaws of the Company (the “Bylaws”):
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provide advance notice procedures with regard to stockholder nominations of candidates for election as directors or other stockholder proposals to be brought before meetings of Stockholders, which may preclude Stockholders from bringing certain matters before the Stockholders at an annual or special meeting;

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provide that notice of stockholder proposals must be timely given in writing to the Company’s secretary prior to the meeting at which the action is to be taken;

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provide that, generally, to be timely, notice must be delivered to the Secretary of the Company at the Company’s principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (unless the date of the annual meeting is more than 30 days before or after such anniversary date, in which case such notice must be delivered no earlier than the close of business on the 150th day prior to such annual meeting or later than the close of business on the later of the 120th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is fewer than 100 days prior to the date of such annual meeting, the 10th day after the first public disclosure of the date of such meeting by the Company);

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provide the Board the ability to authorize issuance of preferred stock in one or more series, which makes it possible for the Board to issue, without Stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company and which may have the effect of deterring hostile takeovers or delaying changes in control or management of the Company;
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provide that the authorized number of directors may be changed only by resolution of the Board;

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provide that, subject to the rights of holders of any series of preferred stock to elect directors or fill vacancies in respect of such directors as specified in the related preferred stock designation, all vacancies, including newly created directorships, be filled by the affirmative vote of holders of a majority of directors then in office, even if less than a quorum, or by the sole remaining director, and will not be filled by Stockholders;

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provide that, subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, if any, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of Stockholders and may not be effected by any consent in writing in lieu of a meeting of such Stockholders;

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provide that, subject to the rights of the holders of shares of any series of preferred stock, if any, to remove directors elected by such series of preferred stock pursuant to the Charter (including any preferred stock designation thereunder), any director, or the entire Board, may be removed from office at any time, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon;

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provide that special meetings of Stockholders may only be called by the Chairman of the Board or the Board pursuant to a resolution adopted by a majority of the members of the Board;

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provide that the provisions of the Charter can only be amended or repealed by (a) the Company in the manner then prescribed by the laws of the State of Delaware or (b) the Stockholders upon the affirmative vote of a majority of the outstanding stock entitled to vote thereon; and

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provide that the Bylaws can be amended, altered, or repealed by (a) the Board or (b) the Stockholders upon the affirmative vote of at least a majority of the voting power of the shares of stock entitled to vote thereon.

Delaware Anti-Takeover Law
Section 203 of the DGCL provides that, subject to exceptions specified therein, a Delaware corporation may not engage in any “business combination,” including, among other things, certain mergers or consolidations with an “interested stockholder,” for a three-year period following the time that such stockholder becomes an interested stockholder, unless:
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prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

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on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:
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any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

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the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person that is an interested stockholder to effect various business combinations for a three-year period. Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. The Company has not elected to opt out of being governed by such provisions.
Stockholders’ Agreement
The Company is party to a stockholders’ agreement (the “Stockholders Agreement”) with Riverstone Echo Continuation Holdings, L.P. and Riverstone Echo Rollover Holdings, L.P. (collectively, the “Riverstone Stockholders”). The Stockholders Agreement provides for the composition of the initial Board of the Company. In addition, for so long as the Riverstone Stockholders and their affiliates hold at least 30% of the common stock, the Company agreed that it would not, without the approval of the Riverstone Stockholders:
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amend the Company’s Charter or Bylaws;

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undertake any transaction involving a merger of the Company or that would otherwise constitute a change of control;

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commence any voluntary dissolution, reorganization, recapitalization, or liquidation of the Company;

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make a voluntary filing of a petition for bankruptcy or receivership by the Company, or fail to oppose any other person’s petition filed against the Company in any such proceeding;

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adopt any “poison pill” or shareholder rights plan;

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make any acquisition or disposition of assets or equity interests, in any transaction or series or related transactions, for aggregate consideration in excess of (A) 25% of the fair market value of the Company’s total assets or (B) 25% of the market capitalization of the Company, each as determined at the time of the approval of the agreement to enter into any such transaction or series of related transactions; or

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enter into any agreement to undertake or effect any of the foregoing actions.

The Stockholders Agreement will terminate upon the later of (a) such time as the Riverstone Stockholders and their affiliates hold less than 30% of the common stock and (b) the earlier of (1) the time at which the Company holds an annual meeting of its stockholders in 2022, if held, and (2) December 31, 2022.
Transfer Agent and Registrar
The transfer agent and registrar for the shares of common stock is American Stock Transfer & Trust Company, LLC.
Listing
The shares of common stock of the Company trade on the NYSE under the symbol “EVA.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that holds our common stock as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This summary is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the positions and conclusions described in the following summary, and there can be no assurance that the IRS or a court will agree with such statements, positions, and conclusions.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the impact of the Medicare surtax on certain net investment income, U.S. federal estate, or gift tax laws, any U.S. state or local or non-U.S. tax laws or any tax treaties. This summary also does not address all U.S. federal income tax considerations that may be relevant to particular non-U.S. holders in light of their personal circumstances or that may be relevant to certain categories of investors that may be subject to special rules, such as:
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banks, insurance companies, or other financial institutions;

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tax-exempt or governmental organizations;

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tax qualified retirement plans;

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“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code (or any entities all of the interests of which are held by a qualified foreign pension fund);

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dealers in securities or foreign currencies;

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persons whose functional currency is not the U.S. dollar;

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traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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persons deemed to sell our common stock under the constructive sale provisions of the Code;

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persons that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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persons that hold our common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

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certain former citizens or long-term residents of the United States.

PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY U.S. STATE OR LOCAL OR NON-U.S. TAXING JURISDICTION, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

“Non-U.S. Holder” Defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not for U.S. federal income tax purposes a partnership or any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our common stock to consult with their own tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership, and disposition of our common stock by such partnership.
Distributions
Distributions of cash or other property on our common stock, if any, will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock. See “— Gain on Sale or Other Taxable Disposition of Common Stock.” Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution made to a non-U.S. holder on our common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.
Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
Gain on Sale or Other Taxable Disposition of Common Stock
Subject to the discussion below under “— Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
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the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

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the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

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our common stock constitutes a United States real property interest by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses provided the non-U.S. holder has timely filed the U.S. federal income tax returns with respect to such losses.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).
Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, and we do not expect to become a USRPHC for the foreseeable future. However, in the event that we become a USRPHC, as long as our common stock continues to be “regularly traded on an established securities market” (within the meaning of the U.S. Treasury regulations), only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be treated as disposing of a United States real property interest and will be taxable on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If we were to become a USRPHC and our common stock were not considered to be regularly traded on an established securities market, each non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a United States real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition.
Non-U.S. holders should consult with their own tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock, including regarding potentially applicable income tax treaties that may provide for different rules.
Backup Withholding and Information Reporting
Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).
Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under FATCA
Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends on our common stock and, subject to the proposed U.S. Treasury regulations discussed below, on proceeds from sales or other dispositions of shares of our common stock, if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E), or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. While gross proceeds from a sale or other disposition of our common stock paid after January 1, 2019, would have originally been subject to withholding under FATCA, proposed U.S. Treasury regulations provide that such payments of gross proceeds do not constitute withholdable payments. Taxpayers may generally rely on these proposed U.S. Treasury regulations until they are revoked or final U.S. Treasury regulations are issued. Non-U.S. holders are encouraged to consult with their own tax advisors regarding the effects of FATCA on an investment in our common stock.
INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS (INCLUDING ANY POTENTIAL FUTURE CHANGES THERETO) TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF ANY OTHER TAX LAWS, INCLUDING U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY U.S. STATE OR LOCAL OR NON-U.S. TAX LAWS, AND TAX TREATIES.
Tax Considerations for Ownership of Preferred Stock
A description of the material U.S. federal income tax considerations of the acquisition, ownership, and disposition of any preferred stock will be set forth in any prospectus supplement relating to the offering of such preferred stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition and holding of shares of our common stock by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts, and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S., or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account, or arrangement (each, a “Plan”).
This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings, or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in shares of our common stock with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of shares of our common stock is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:
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whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

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whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

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whether the investment is permitted under the terms of the applicable documents governing the Plan;

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whether the acquisition or holding of the shares of our common stock will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see the discussion under “— Prohibited Transaction Issues” below); and

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whether the Plan will be considered to hold, as plan assets, (i) only shares of our common stock or (ii) an undivided interest in our underlying assets (please see the discussion under “— Plan Asset Issues” below).

Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of shares of our common stock by an ERISA Plan with respect to which the issuer, the initial purchaser, or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class, or individual prohibited transaction exemption.
Because of the foregoing, shares of our common stock should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Plan Asset Issues
Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.
The Department of Labor (the “DOL”) regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets generally would not be considered to be “plan assets” if, among other things:
(a)   the equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the DOL regulations) — i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;
(b)   the entity is an “operating company” (as defined in the DOL regulations) — i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or
(c)   there is no significant investment by “benefit plan investors” (as defined in the DOL regulations) — i.e., immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, individual retirement accounts and certain other Plans (but not including governmental plans, foreign plans, and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.
Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding shares of our common stock on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of shares of our common stock. Purchasers of shares of our common stock have the exclusive responsibility for ensuring that their acquisition and holding of shares of our common stock complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code, or applicable Similar Laws. The sale of shares of our common stock to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

PLAN OF DISTRIBUTION
We or the selling stockholders may sell securities described in this prospectus and any accompanying prospectus supplement:
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through underwriters or dealers;

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directly to a limited number of purchasers or to a single purchaser;

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in “at-the-market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

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through agents; or

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through a combination of any of these methods of sale.

Each selling stockholder that is a limited partnership or limited liability company may distribute any or all of its shares of common stock covered by this prospectus to its limited partners or members in accordance with the terms of its partnership or limited liability company agreement. As a result, the term “selling stockholder,” as used in this prospectus, includes these limited partners or members, as well as any pledgees, donees, transferees, or other successors-in-interest that receive their shares of common stock from the selling stockholder as a gift, partnership, or member distribution or other non-sale related transfer after the date of this prospectus.
We may prepare a prospectus supplement for each offering to disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers, or agents.
Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us or any selling stockholders and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, each time the securities owned by the selling stockholders are sold pursuant to this prospectus, the selling stockholders are required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling stockholders and the terms of the securities being offered in the manner required by the Securities Act.
The securities covered by this prospectus may be sold in one or more transactions at a fixed price or prices, which may be changed, or at:
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market prices prevailing at the time of any sale under the registration statement of which this prospectus forms a part;

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prices related to market prices; or

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negotiated prices.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner, and size of each of its sales. The selling stockholders may make sales of the securities on the NYSE or otherwise at prices and under terms prevailing at the time of the sale, or at prices related to the then-current market price, at fixed prices, or in privately negotiated transactions.
If we or the selling stockholders use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms or by underwriters without a syndicate, and may also be offered through standby underwriting or purchase arrangements entered into by us or any selling stockholders. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
We or any selling stockholders may sell the securities through agents designated by us or any selling stockholders from time to time. We or any selling stockholders will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us or any selling stockholders to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling stockholders also may sell the securities directly, in which case no underwriters or agents would be involved.
Offers to purchase securities may be solicited directly by us or any selling stockholders, and the sale thereof may be made by us or any selling stockholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We or any selling stockholders may use electronic media, including the internet, to sell offered securities directly.
We or the selling stockholders may offer our securities into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
We or the selling stockholders may agree to indemnify underwriters, dealers, and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.
Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates or any selling stockholders in the ordinary course of business.
A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.
The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.
In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states absent registration or pursuant to an exemption from applicable state securities laws.

SELLING STOCKHOLDERS
This prospectus covers the offering for resale from time to time, in one or more offerings, of up to the aggregate number of securities registered hereby, comprised of 29,701,188 shares of our common stock owned by the selling stockholders named herein.
We are registering the securities covered by this prospectus on behalf of the selling stockholders and their pledgees, donees, transferees, or other successors-in-interest that receive their shares of common stock from the selling stockholder as a gift or another non-sale-related transfer after the date of this prospectus. See “Plan of Distribution” on page 17. Messrs. Keppler, Even, Meth, Schmidt, Jr., Smith, and Kravtsova, each selling stockholders, have certain relationships with the Company as disclosed in Item 10 — Directors, Executive Officers and Corporate Governance” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated by reference herein.
The following table sets forth information about the maximum number of shares of common stock that may be offered from time to time by the selling stockholders. The selling stockholders identified below may currently hold or acquire at any time shares of common stock in addition to those registered hereby. In addition, the selling stockholders identified below may sell all or a portion of the shares of common stock registered hereby or sell, transfer, or otherwise dispose of some or all of their shares of common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, the estimates below assume that the selling stockholders dispose of all shares of common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares of common stock. Information concerning the selling stockholders may change from time to time and, if necessary, we will supplement this prospectus accordingly. The registration of these shares of common stock does not necessarily mean that the selling stockholders will sell all or any portion of the shares of common stock covered by this prospectus.
	Shares of Common Stock Beneficially Owned Prior to Offering			Shares of Common Stock Beneficially Owned After Offering
	Number of Shares	Percentage of Outstanding Shares(1)	Number of Shares Being Offered by the Prospectus	Number of Shares(2)	Percentage of Outstanding Shares
Selling Stockholders
Investment Funds affiliated with Riverstone Holdings LLC(3)	27,797,923	45.5%	27,797,923	—	—
John K. Keppler	506,207	*	506,207	—	—
Shai S. Even	303,725	*	303,725	—	—
Thomas Meth	334,097	*	334,097	—	—
William H. Schmidt, Jr.	303,725	*	303,725	—	—
E. Royal Smith	202,483	*	202,483	—	—
Yanina A. Kravtsova	80,995	*	80,995	—	—
Joseph N. Lane(4)	40,497	*	40,497	—	—
Norbert A. Hintz(5)	60,746	*	60,746	—	—
John-Paul D. Taylor(6)	50,621	*	50,621	—	—
Jennifer C. Jenkins(7)	20,169	*	20,169	—	—
Total	29,701,188	48.6%	29,701,188	—	—

*
Percentage of shares beneficially owned does not exceed 1%.

(1)
Based upon an aggregate of 61,137,744 shares of common stock outstanding as of January 14, 2022.

(2)
Assumes that the selling stockholder disposes of all of the shares of common stock covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of these shares of common stock does not necessarily mean that the selling stockholder will sell all or any portion of the shares of common stock covered by this prospectus.
(3)
Includes 13,424,466 shares held of record by Riverstone Echo Continuation Holdings, L.P. (“Echo Continuation Holdings”), 2,504,508 shares held of record by Riverstone Echo Rollover Holdings, L.P. (“Echo Rollover Holdings”) and 11,868,949 shares held of record by Riverstone Echo PF Holdings, L.P. (“PF Holdings”). David M. Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Management Group, L.L.C. (“Riverstone Management”), and have or share voting and investment discretion with respect to the securities beneficially owned by Riverstone Management, which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P., which is the sole member of Riverstone Holdings LLC, which is the sole member of Riverstone Echo GP, LLC, which is the general partner of Riverstone Echo Partners, L.P., which is the sole member of each of Riverstone ECF GP, LLC (“ECF GP”) and Riverstone Echo Rollover GP, LLC (“Echo Rollover GP”). ECF GP is the general partner of each of Echo Continuation Holdings and PF Holdings. Echo Rollover GP is the general partner of Echo Rollover Holdings.

(4)
Mr. Lane is the former Executive Vice President of Human Capital of the Company.

(5)
Mr. Hintz currently serves as Senior Vice President and Chief Engineer of the Company.

(6)
Mr. Taylor currently serves as Senior Vice President, Optimization and Origination of the Company.

(7)
Ms. Jenkins is the former Vice President and Chief Sustainability Officer of the Company.

LEGAL MATTERS
Certain legal matters in connection with the securities offered in this prospectus will be passed upon for us and the selling stockholders by Vinson & Elkins L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.
EXPERTS
The consolidated financial statements of Enviva Partners, LP appearing in Enviva Partners, LP’s Annual Report on Form 10-K for the years ended December, 31 2020 and 2019, and the effectiveness of Enviva Partners, LP’s internal control over financial reporting as of December 31, 2020 (excluding the internal control over financial reporting of Georgia Biomass Holding LLC and Enviva Pellets Greenwood Holdings II, LLC), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of Enviva Partners, LP’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Georgia Biomass Holding LLC and Enviva Pellets Greenwood Holdings II, LLC from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated by reference herein. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young, LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
The consolidated statements of income, comprehensive income, changes in partners’ capital, and cash flows of Enviva Partners, LP for the year ended December 31, 2018, and the related notes (collectively, the consolidated financial statements) have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Enviva Pellets Lucedale, LLC, Enviva Port of Pascagoula, LLC, and Enviva Development Finance Company, LLC as of December 31, 2020 and 2019, and for each of the years then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Enviva Holdings, LP as of December 31, 2020 and 2019, and for each of the years then ended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses (other than underwriting discounts and commissions and any expenses of the selling stockholders) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.
SEC registration fee		$197,389.60
Legal fees and expenses		*
Accounting fees and expenses		*
Printing expenses		*
Listing expenses		*
Miscellaneous		*
TOTAL	$	**
These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15.   Indemnification of Officers and Members of Our Board of Directors
Subject to any terms, conditions, or restrictions set forth in our Charter and Bylaws, Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits, and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise. We generally indemnify officers and directors to the fullest extent permitted by the law against all losses, claims, damages, or similar events.
We have purchased insurance covering our officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the Company or any of its direct or indirect subsidiaries.
We have entered into indemnification agreements (each, an “Indemnification Agreement”) with each of our officers and directors (each, an “Indemnitee”). Each Indemnification Agreement provides that the Company will indemnify and hold harmless each Indemnitee against all expense, liability, and loss (including attorney’s fees, judgments, fines, or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by the Indemnitee in connection with serving in their capacity as officers and directors of the Company (or of any subsidiary of the Company) or in any capacity at the request of the Company or the Board to the fullest extent permitted by Delaware law in effect on the date of the agreement or as such laws may be amended to provide more advantageous rights to the Indemnitee. The Indemnification Agreement also provides that the Company must advance payment of certain expenses to the Indemnitee, including fees of counsel, in advance of final disposition of any proceeding subject to receipt of an undertaking from the Indemnitee to return such advance if it is ultimately determined that the Indemnitee is not entitled to indemnification.

Any underwriting agreement entered into in connection with the sale of the securities offered pursuant to this registration statement may provide for indemnification of officers and directors of the Company, including liabilities under the Securities Act.
Item 16.   Exhibits.
(a)   Exhibits.
Exhibit Number	Description
3.1	Certificate of Incorporation of Enviva Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 3, 2022 (File No. 001-37363)).
3.2	Bylaws of Enviva Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on January 3, 2022 (File No. 001-37363)).
4.1	Registration Rights Agreement by and among Enviva Partners, LP, the Holdings Limited Partners party thereto and the other parties thereto, dated October 14, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2021 (File No. 001-37363)).
4.2	Stockholders Agreement, dated October 14, 2021, by and among Enviva Partners, LP, Riverstone Echo Continuation Holdings, L.P. and Riverstone Echo Rollover Holdings, L.P. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2021 (File No. 001-37363)).
5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.
23.1	Consent of Ernst & Young LLP relating to the consolidated financial statements of Enviva Partners, LP and subsidiaries.
23.2	Consent of Ernst & Young LLP relating to the combined financial statements of Enviva Pellets Lucedale, LLC, Enviva Port of Pascagoula, LLC, and Enviva Development Finance Company, LLC.
23.3	Consent of Ernst & Young LLP relating to the consolidated financial statements of Enviva Holdings, LP and subsidiaries.
23.4	Consent of KPMG LLP relating to the consolidated financial statements of Enviva Partners, LP and subsidiaries.
23.5	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).
24.1	Power of Attorney (included in signature page).
(b)   Financial Statement Schedules.
Not Applicable.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (i) and (ii) above and this paragraph (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede, or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on January 19, 2022.
ENVIVA INC.
By:
/s/ Jason E. Paral

Name: Jason E. Paral
Title:
Vice President, Associate General Counsel,
and Secretary

POWER OF ATTORNEY
Each person whose signature appears below appoints William H. Schmidt, Jr. and Jason E. Paral, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.
Name	Title
/s/ John K. Keppler John K. Keppler	Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ Shai S. Even Shai S. Even	Executive Vice President and Chief Financial Officer (Principal Financial and Principal
/s/ Michael A. Johnson Michael A. Johnson	Vice President and Chief Accounting Officer (Principal Accounting Officer)
/s/ Ralph Alexander Ralph Alexander	Director
/s/ John C. Bumgarner, Jr. John C. Bumgarner, Jr.	Director
/s/ Martin N. Davidson Martin N. Davidson	Director

Name	Title
/s Jim H. Derryberry Jim H. Derryberry	Director
/s/ Fauzul Lakhani Fauzul Lakhani	Director
/s/ Gerrit L. Lansing, Jr. Gerrit L. Lansing, Jr.	Director
/s/ Pierre F. Lapeyre, Jr. Pierre F. Lapeyre, Jr.	Director
/s/ David M. Leuschen David M. Leuschen	Director
/s/ Jeffrey W. Ubben Jeffrey W. Ubben	Director
/s/ Gary L. Whitlock Gary L. Whitlock	Director
/s/ Janet S. Wong Janet S. Wong	Director
s/ Eva T. Zlotnicka Eva T. Zlotnicka	Director